                                 EXHIBIT 23.1


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-57958, 33-54986, 33-54990)of Breed Technologies, Inc. of our report dated October 31, 1997 relating to the combined financial statements of Safety Restraint Systems, A Division of AlliedSignal Inc., which appears in the Current Report on Form 8-K/A of Breed Technologies, Inc. dated October 30, 1997.





                                                    /s/Price Waterhouse LLP

                                                    Price Waterhouse LLP
                                                    Detroit, Michigan
                                                    January 13, 1998










                                      -5-